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                                                                     Exhbit 23.3



                      CONSENT OF INDEPENDENT ACCOUNTANTS


                                 __________



We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 31, 2000, relating to the combined statements of assets to be sold and of revenues and direct operating expenses of the Roche MFA Business as of Deember 31, 1999 and for the year then ended, which appears in the Current Report on Form 8-K of Alpharma Inc. and Subsidiaries dated May 5, 2000.



PricewaterhouseCoopers AG



/S/ Ralph R. Reinertsen                /S/ Dana Bultman


Basel, Switzerland
June 14, 2000